                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENT, that I, ROBERT SOROS, hereby make, constitute and appoint each of MARYANN CANFIELD, JODYE ANZALOTTA, JAY
SCHOENFARBER, THOMAS O'GRADY and REGAN O'NEILL, acting individually, as my agent and attorney-in-fact for the purpose of executing in my name, (a) in my personal capacity or (b) in my capacity as Deputy Chairman of, member of or in other capacities with Soros Fund Management LLC ("SFM LLC") and each of its affiliates or entities advised by me or SFM LLC, all documents, certificates, instruments, statements, filings and agreements ("documents") to be filed with or delivered to any foreign or domestic governmental or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory requirement relating to the acquisition, ownership, management or disposition of securities, futures contracts or other investments, and any other documents relating or ancillary thereto, including without limitation all documents relating to filings with the Commodities Futures Trading Commission and National
Futures Association, the United States Securities and Exchange Commission (the
"SEC") pursuant to the Securities Act of 1933 or the Securities Exchange Act of
1934 (the "Act") and the rules and regulations promulgated thereunder, including all documents relating to the beneficial ownership of securities required to be filed with the SEC pursuant to Section 13(d) or Section 16(a) of the Act and any
information statements on Form 13F required to be filed with the SEC pursuant to
Section 13(f) of the Act.

       All past acts of these attorneys-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

       Execution of this power of attorney revokes that certain Power of
Attorney dated as of the 3rd day of October, 2007 with respect to the same matters addressed above.

       This power of attorney shall be valid from the date hereof until revoked by me.

       IN WITNESS WHEREOF, I have executed this instrument as of the 30th day of
November, 2015.

                                   ROBERT SOROS

                                  /s/ Robert Soros
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